UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Transition of Principal Financial Officer and Principal Accounting Officer

On June 29, 2026, Tenaya Therapeutics, Inc. (the “Company”) announced that Eric Hyllengren, M.B.A., will join the Company as Chief Financial Officer on July 13, 2026 (the “Commencement Date”), and in such capacity, will serve as the Company’s Principal Financial Officer and Principal Accounting Officer beginning on the Commencement Date.

Prior to joining the Company, Mr. Hyllengren, age 51, served as Chief Financial Officer at Zura Bio Ltd. from July 2025 until April 2026. Mr. Hyllengren spent seven years at Atara Biotherapeutics, Inc. (“Atara”), most recently serving in the role of Chief Financial Officer and Chief Operating Officer, from April 2023 and October 2024, respectively, until April 2025, and was previously Atara’s Vice President of Finance and Investor Relations from August 2018 until April 2023. Earlier in his career, Mr. Hyllengren held roles of increasing responsibility across finance, investor relations, and business development at Amgen Inc., where he was most recently Executive Director of Business Development and Head of Alliance Management from 2017 to 2018. Mr. Hyllengren holds a B.B.A. in Finance and Russian from the University of Notre Dame and an M.B.A. in Finance and Strategy from the Kellogg School of Management at Northwestern University.

There is no arrangement or understanding between Mr. Hyllengren and any other person pursuant to which he was appointed to such roles. Mr. Hyllengren has no family relationship with any director or executive officer of the Company, and there are no transactions between Mr. Hyllengren and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Effective as of immediately prior to the Commencement Date, Faraz Ali, M.B.A., the Company’s President and Chief Executive Officer, will cease serving as interim Principal Financial Officer, and Tomohiro Higa, the Company’s Senior Vice President, Finance, will cease serving as acting interim Principal Accounting Officer.

Employment Arrangements for Mr. Hyllengren

Pursuant to the terms of a written offer letter, dated June 18, 2026, by and between the Company and Mr. Hyllengren (the “Offer Letter”), Mr. Hyllengren will receive an annual base salary of $490,000, and will be eligible to receive a target annual bonus equal to 40% of his base salary.

Pursuant to the Offer Letter, subject to approval from the Company’s board of directors or Compensation Committee, the Company will grant to Mr. Hyllengren an option (the “Option”) to purchase 1,650,000 shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s 2024 Inducement Equity Incentive Plan (the “2024 Inducement Plan”). The Option will have an exercise price equal to the Fair Market Value (as defined in the 2024 Inducement Plan) and a term of 10 years from the grant date. The Option will vest with respect to 1/4th of the shares subject to the Option on the first anniversary of the grant date and 1/48th of the shares subject to the Option will vest monthly thereafter, subject to Mr. Hyllengren’s continued service to the Company through each applicable vesting date.

In addition, subject to approval from the Company’s board of directors or Compensation Committee, Mr. Hyllengren, as an Executive of the Company, will be eligible to participate in the Company’s Executive Change in Control Severance Plan (“Severance Plan”). A description of severance benefits payable upon a termination of employment in certain circumstances is included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2026.

The foregoing descriptions of the Offer Letter and Severance Plan are summaries and are qualified in their entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”).

Mr. Hyllengren will have the opportunity to enter into the Company’s form of Indemnification Agreement for its directors and officers.

Item 7.01 Regulation FD Disclosure

On June 29, 2026, the Company issued a press release announcing Mr. Hyllengren’s appointment as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter by and between the Company and Eric Hyllengren, dated as of June 18, 2026
99.1	Press Release dated June 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary
Date: June 29, 2026